Exhibit 21.1
List of Subsidiaries of McGraw-Hill Global Education Intermediate Holdings, LLC

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Registered Owner	Percent Ownership
ALEKS Corporation	Delaware	ALEKS Holdco, LLC	100%

ALEKS Holdco, LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

Carringbush Publications Pty. Ltd.	Australia	Mimosa Publications Pty Ltd	100%

Dragon Media International Pty. Limited	Australia	Mimosa Publications Pty Ltd	100%

Grupo McGraw-Hill, S.A. de C.V.	Mexico	McGraw-Hill Interamericana Editores, S.A. de C.V.	99.998%

		McGraw-Hill International Enterprises, LLC	0.002%

Lands End Publishing	New Zealand	McGraw-Hill Global Education Australia Holdco Pty Ltd	100%

McGraw-Hill Book Company New Zealand Limited	New Zealand	McGraw-Hill Education (Australia) Pty Ltd	100%

McGraw-Hill Education (Australia) Pty Ltd	Australia	McGraw-Hill Global Education Australia Holdco Pty Ltd	100%

McGraw-Hill Education (Denmark) ApS	Denmark	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Education (Germany) GmbH	Germany	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw Hill Education (India) Private Limited	India	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Education (Israel) Ltd.	Israel	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Education (Italy) S.R.L.	Italy	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Education (Malaysia) Sdn. Bhd.	Malaysia	McGraw-Hill Education (Singapore) Pte. Ltd.	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Registered Owner	Percent Ownership

McGraw-Hill Education (Singapore) Pte. Ltd.	Singapore	McGraw-Hill Global Education Singapore Holdings Pte. Ltd.	100%

McGraw-Hill Education (Sweden) AB	Sweden	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Education (UK) Ltd.	United Kingdom	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Education Korea Limited	Korea	McGraw-Hill International Enterprises, LLC	100%

McGraw-Hill Education Publications Overseas LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Education Technology (Beijing) Co., Ltd.	China	McGraw-Hill Hong Kong Limited	100%

McGraw-Hill Education Ventures LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Educational Services India Pvt. Ltd.	India	McGraw-Hill Education (Singapore) Pte. Ltd.	100%

McGraw-Hill Global Education Australia Holdco Pty Ltd	Australia	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Global Education Finance, Inc.	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Global Education Holdings, LLC	Delaware	McGraw-Hill Global Education Intermediate Holdings, LLC	100%

McGraw-Hill Global Education Mexico Holdings, LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Global Education Singapore Holdings Pte. Ltd.	Singapore	McGraw-Hill Global Education Holdings, LLC	100%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Registered Owner	Percent Ownership

McGraw-Hill Global Education UK Holdco Limited	United Kingdom	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Global Education UK Holdco II Limited	United Kingdom	McGraw-Hill Global Education UK Holdco Limited	100%

McGraw-Hill Global Education, LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Hong Kong Limited	Hong Kong	McGraw-Hill Education (Singapore) Pte. Ltd.	100%

McGraw-Hill Interamericana de España, S.L.	Spain	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill Interamericana Editores, S.A. de C.V.	Mexico	MHE Mexico Holdco S. de R.L. de C.V.	99.988%

		McGraw-Hill International Enterprises, LLC	0.012%

McGraw-Hill Interamericana, Inc.	New York	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill International Enterprises, LLC	Delaware	McGraw-Hill Global Education Holdings, LLC	100%

McGraw-Hill Ryerson Limited	Canada	McGraw-Hill Global Education UK Holdco II Limited	100%

McGraw-Hill/Interamericana de Chile Limitada	Chile	McGraw-Hill Global Education Holdings, LLC	99.9922%

		McGraw-Hill International Enterprises, LLC	.0088%

McGraw-Hill/Interamericana, S.A.	Panama	McGraw-Hill Global Education Holdings, LLC	100%

MHE DK II ApS	Denmark	McGraw-Hill Education (Denmark) ApS	100%

MHE Mexico Holdco, S. de R.L. de C.V.	Mexico	McGraw-Hill Global Education Holdings, LLC	99.9%

		McGraw-Hill Global Education Mexico Holdings, LLC	0.1%

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Registered Owner	Percent Ownership

Mimosa Publications Pty Ltd	Australia	McGraw-Hill Education (Australia) Pty Ltd	100%

Open International Publishing Ltd.	United Kingdom	McGraw-Hill Global Education UK Holdco II Limited	100%

Platypus Media Pty Ltd	Australia	Mimosa Publications Pty Ltd	100%

Ryerson US Holdings, LLC	Delaware	McGraw-Hill Global Education UK Holdco II Limited	100%

Tegrity, Inc.	California	McGraw-Hill Global Education Holdings, LLC	100%

Yarra Pty Ltd	Australia	Mimosa Publications Pty Ltd	100%